UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 23, 2005

FIDELITY NATIONAL FINANCIAL, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	1-9396	86-0498599

(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

601 Riverside Avenue Jacksonville, Florida		32204

(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (904) 854-8100

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On December 23, 2005, Fidelity National Financial, Inc., a Delaware corporation (“FNF”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among FNF, Xmas Merger Corp., a Delaware corporation and a wholly-owned subsidiary of FNF (“Sub”) and Sedgwick CMS Holdings, Inc., a Delaware corporation (“Sedgwick”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Sub will merge with and into Sedgwick, with Sedgwick continuing as the surviving entity as a wholly-owned subsidiary of FNF (the “Merger”).
     Sedgwick provides outsourced insurance claims management services to large corporate and public sector entities. Specifically, Sedgwick designs, implements and manages outsourced third party administration programs for workers’ compensation claims management, liability claims management and disability claims management.
Merger Agreement
     At the effective time of the Merger, the issued and outstanding shares of Sedgwick common stock, par value $0.01 per share, will be cancelled and the holders thereof will receive (except for shares of Sedgwick common stock owned by Sedgwick, FNF, Sub or any subsidiary of FNF, which will be cancelled without consideration), in the aggregate, $635,000,000 in cash, less certain adjustments provided for in the Merger Agreement. These adjustments to the purchase price include (i) $30,000,000 plus accrued dividends to be paid to holders of Sedgwick preferred stock as consideration for such preferred stock, (ii) the aggregate amount of consideration to be paid to holders of Sedgwick common stock options, (iii) $82,550,000 to be held in escrow, subject to the terms of an escrow agreement to be entered into at the effective time of the Merger in substantially the form attached to the Merger Agreement (the “Escrow Agreement”) and (iv) the amount of certain other costs and expenses. The purchase price is also subject to an adjustment to give effect to agreements among the parties as to Sedgwick closing equity and closing cash balances.
     FNF and Sedgwick have made customary representations, warranties and covenants in the Merger Agreement. The parties have agreed to indemnification provisions that are also typical of transactions of this type. Consummation of the Merger is subject to customary conditions, including the expiration or termination of the Hart-Scott-Rodino waiting period and the absence of any injunction or order prohibiting the closing of the Merger (the “Closing”). In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (ii) material compliance of the other party with its covenants, (iii) the absence of any proceedings challenging the transaction and (iv) the execution of the Escrow Agreement. FNF’s obligation to consummate the Merger is further subject to additional conditions, including without limitation, the receipt of necessary consents, the execution of certain ancillary agreements and Sedgwick’s possession of certain cash or cash equivalents at the Closing. The Merger Agreement may be terminated (i) at any time prior to the Closing by mutual written consent of the parties, (ii) by either FNF or Sedgwick by written notice to the other if the Closing has not taken place on or before February 14, 2006 or such later date as the parties may agree to in writing, or (iii) subject to certain conditions, by either FNF or Sedgwick upon written notice to the other if any event, fact or condition occurs that otherwise makes it impossible to satisfy a condition precedent to the terminating party’s obligations to consummate the transactions contemplated by the Merger Agreement.
Escrow Agreement
     Under the terms of the Escrow Agreement, amounts held in escrow will be available for a fifteen-month period (with a portion of such amounts extended for an additional twelve months) following the Closing of the Merger to satisfy certain indemnification claims, if any, that arise under the Merger Agreement. The Escrow Agreement sets forth the mechanism for disbursement of the escrow funds and claims resolution. Upon termination of the escrow, all remaining escrow funds will be distributed to prior holders of Sedgwick common stock, options and deferred stock units, as provided under the terms set forth in the Merger Agreement and Escrow Agreement.
Shareholder Agreements
     Concurrent with the signing of the Merger Agreement, FNF and Sub entered into shareholder agreements with certain shareholders of Sedgwick (collectively, the “Shareholder Agreements”). These shareholders, Marsh USA Inc., Marsh & McLennan Employees Securities Company, L.P., Marsh & McLennan Capital Professionals Fund, L.P., Trident II, L.P., David A. North, Jr., James B. Wiertelak and Michael Esposito (the “Primary Shareholders”), hold in aggregate approximately 100% of Sedgwick common shares. Under the Shareholder Agreements, the Primary Shareholders consented to the adoption of the Merger Agreement, made representations and warranties relating to, among other things, their shareholdings, and provided certain waivers, acknowledgments and covenants regarding the transaction.
Employment Agreements
     Concurrent with the signing of the Merger Agreement, each of Mr. North and Mr. Wiertelak entered into an employment agreement with Sedgwick. Each employment agreement becomes effective on the Closing of the Merger. Unless earlier terminated pursuant to its terms, Mr. North’s employment agreement remains in effect until the fifth anniversary of the Closing and Mr. Wiertelak’s employment agreement remains in effect until the third anniversary of the Closing. Following the Merger, it is expected that Mr. North will continue as President and Chief Executive Officer of Sedgwick, and Mr. Wiertelak will continue as Executive Vice President and Chief Operating Officer of Sedgwick.
General
     The foregoing summary of the Merger and the Merger Agreement, and the transactions contemplated thereby, is not complete, and is qualified in its entirety by reference to the full text of the agreement filed as an exhibit to this report, which is incorporated herein by reference. In the event of any conflict between the foregoing summary and the full text of the agreement, the text of the agreement shall control.
ITEM 8.01 OTHER EVENTS
     On December 27, 2005, FNF issued a press release announcing the execution of the Merger Agreement. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger among Fidelity National Financial, Inc., Xmas Merger Corp. and Sedgwick CMS Holdings, Inc. dated as of December 23, 2005*

99.1	Press Release dated December 27, 2005
* Contents of the parties’ disclosure letters pursuant to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. FNF will furnish supplementally a copy of the disclosure letters to the SEC, upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY NATIONAL FINANCIAL, INC.
Date: December 30, 2005	By:	/s/Alan L. Stinson
Alan L. Stinson
Executive Vice President and Chief Financial Officer

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